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                                                                       EXHIBIT 5

                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901
                                 (203) 324-1400

                                  July 27, 2000

Board of Directors
Netrix Corporation
13595 Dulles Technology Drive
Herndon, VA 20171

Ladies and Gentlemen:

                  We have acted as counsel to Netrix Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's registration under the Securities Act of 1933, as amended (the "Act"), of 1,826,372 shares (the "Shares") of the Company's common stock, par value $.05 per share, that will be issuable upon the exercise of stock options granted or to be granted pursuant to the Amended and Restated AetherWorks Corporation 1997 Stock Option Plan (the "Plan").

                  We have examined such documents and have reviewed such matters of law deemed necessary by us in order to deliver the within opinion. In the course of such examination and review, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

                  Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to all references to our firm included in the Registration Statement, as of the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations promulgated thereunder.

                                             Very truly yours,

                                             KELLEY DRYE & WARREN LLP

                                             By:  /S/ JOHN T. CAPETTA
                                                  -------------------------
                                                    A Member of the Firm